EXHIBIT 12


                      FRANKLIN RESOURCES, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (in thousands, except for ratio)

                         Nine Months Ended                                        Fiscal Year Ended
                  -------------------------------   --------------------------------------------------------------------------------
                  June 30, 1996     June 30, 1995   Sept 30, 1995   Sept 30, 1994   Sept 30, 1993   Sept 30, 1992     Sept 30, 1991
                  -------------     -------------   -------------   -------------   -------------   -------------     -------------
Income before
   Taxes                $336,504         $286,141        $386,655        $362,521        $274,398        $204,748         $162,719
                  --------------    -------------   -------------  --------------   -------------   -------------     ------------

Add:
   Interest               21,746           22,544          29,495          29,765          28,760           2,137               94


   Rent Factor             6,022            5,316           7,271           5,026           4,555           2,735            2,475
                   -------------    -------------   -------------  --------------   -------------   -------------     ------------

     Total Fixed
       Charges            27,768           27,860          36,766          34,791          33,315           4,872            2,569
                   -------------    -------------   ------------- ---------------   -------------   -------------     ------------

Income before
   taxes and
   fixed charges
                        $364,272         $314,001        $423,421        $397,312        $307,713        $209,620         $165,288
                   =============    =============   =============  ==============   =============   =============     ============

Ratio of
   Earnings to
   Fixed Charges            13.1             11.3            11.5            11.4             9.2            43.0             64.3
                   =============    =============   =============  ==============   =============   =============     ============

